Exhibit 99.2

BGC Announces Changes and Additions to its Finance Team

NEW YORK, NY – October 25, 2018 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners” or “BGC”), a leading global brokerage and financial technology company, today announced changes and additions to its finance team.

Steven R. McMurray has informed the Company’s Board of Directors (the “Board”) of his intention to resign as Chief Financial Officer (“CFO”), effective as of December 15, 2018. Mr. McMurray will remain in his current role until this date in order to help oversee the planned spin-off1 of Newmark from BGC in addition to his ordinary duties. Mr. McMurray is stepping down for personal and family reasons, and is not pursuing another position at this time.

The Board has appointed Sean A. Windeatt, who is currently BGC’s Chief Operating Officer (“COO”) and Executive Vice President, as Interim CFO, effective December 16, 2018. Mr. Windeatt will serve as Interim CFO in addition to his current duties until a permanent replacement is named. Mr. Windeatt has been BGC’s COO since January 2009. Prior to this role, Mr. Windeatt was Executive Managing Director and Vice President of BGC Partners from 2007 until 2009. Mr. Windeatt has also served in various other roles for the Company since 1997, including business management and a member of the finance department.

Management Commentary

Howard W. Lutnick, Chairman and Chief Executive Officer of BGC, said: “We want to thank Steve for his contributions to BGC. During his tenure, Steve was deeply involved in the initial public offering of Newmark, two of our bond offerings, two syndicated bank loans, and several of our acquisitions, including those of Berkeley Point, Sunrise, and Besso. We wish him the best in his future endeavors”.

Shaun D. Lynn, President of BGC, commented: “Sean has been instrumental in BGC nearly quadrupling its annual Financial Services revenues since the formation of BGC in 2004.2 He helped us successfully execute over 20 acquisitions, including that of GFI Group Inc. We expect his deep knowledge of the Company and overall industry will continue to be an asset in this role.”

Other Additions to Management Team

The Company has also recently bolstered its finance leadership team with two key additions.

BGC’s board of Directors has appointed Sean P. Galvin to the newly created role of BGC’s Chief Accounting Officer (“CAO”). Mr. Galvin has over 30 years of experience in finance, tax, and accounting. From 2000 through 2018, Mr. Galvin held a number of positions at Virtu

[1]

BGC’s publicly traded and majority-owned subsidiary, Newmark Group, Inc. (NASDAQ: NMRK) ("Newmark") completed its initial public offering (“IPO”) on December 19, 2017. See the sections of BGC’s most recent financial results press release titled “Proposed Spin-Off of Newmark” for more information.

[2]	Based on the revenues of BGC’s Financial Services segment for the trailing twelve months ended September 30, 2018 versus those recorded by the consolidated Company in 2004.

Financial, Inc. and its predecessor firms KCG Holdings, Inc. and Knight Capital Group, Inc. These positions included CAO, Group Controller, and Tax Director. Mr. Galvin has also held positions at Donaldson, Lufkin & Jenrette, Inc., and Price Waterhouse LLP, where he began his career. Mr. Galvin earned a Master of Science in Taxation from Fordham University as well as a Bachelor of Science in Accounting and Information Systems with a minor in Economics from Queens College, CUNY. Mr. Galvin is a Certified Public Accountant.

Kalyan C. Popuri has recently joined as Global Treasurer for BGC and its affiliates. Mr. Popuri has 22 years of experience, primarily focused on corporate treasury, institutional banking and capital markets areas across North America and Asia. Mr. Popuri most recently worked for JPMorgan Chase & Co., where he was responsible for enterprise-wide liquidity policy and regulatory matters. Prior to this, Mr. Popuri held various roles at GE Capital and Bank of America Merrill Lynch where he began his career in banking. Mr. Popuri holds a Master of Business Administration from the Indian Institute of Management, Kozhikode, a Bachelor Degree in Law from Nagarjuna University, and a Bachelor Degree in Financial Accounting, from Osmania University.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage and financial technology company. BGC offers Real Estate Services through its publicly traded subsidiary Newmark Group, Inc. BGC owns GFI Group Inc., a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. BGC's Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including Fenics, BGC Trader, Capitalab, Lucera, and Fenics Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates.

BGC's customers include many of the world's largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC's common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx.

About Newmark Group, Inc.

Newmark Group, Inc. (“Newmark Group”) is a publicly traded company which, through subsidiaries, operates as a full-service commercial real estate services business with a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry. Under the Newmark Knight Frank name, the investor/owner services and products of Newmark Group’s subsidiaries include capital markets (including investment sales), agency leasing, property management, valuation and advisory, diligence and underwriting. The company’s subsidiaries also offer government sponsored enterprise lending, loan servicing, debt and structured finance, and loan sales. Newmark Group’s occupier services and products include tenant representation, global corporate services, real estate management technology systems, workplace and occupancy strategy, consulting, project management, lease administration and facilities management. Newmark Group enhances these services and products through innovative real estate technology solutions and data analytics designed to enable its clients to increase their efficiency and profits by optimizing their real estate portfolio.

Newmark Group has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies. Newmark Group, which is listed on the NASDAQ Global Select Market under the symbol “NMRK”, is a publicly traded subsidiary of BGC Partners, Inc. (“BGC”), a leading global brokerage and financial technology company. BGC’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol “BGCP”. Newmark is a trademarks/service marks and/or registered trademarks/service marks of Newmark Group, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited. Find out more about Newmark at http://www.ngkf.com/, https://twitter.com/newmarkkf, https://www.linkedin.com/company/newmark-knight-frank/, and/or http://ir.ngkf.com/investors/investors-home/default.aspx.

Discussion of Forward-Looking Statements about BGC and Newmark

Statements in this document regarding BGC and Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC and Newmark undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC's and Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

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